UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2003

Digital Recorders, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-13408	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code          (214) 378-8992

ITEM 5. Other Events and Required FD Disclosure
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-3.1 Certificate of Designation of Series E
EX-3.2 Certificate of Designation of Series F
EX-10.1 Share Purchase Agreement
EX-10.2 Stock Purchase Warrant
EX-10.3 Registration Rights Agreement
EX-10.4 Securities Purchase Agreement
EX-10.5 Loan and Security Agreement
EX-99.1 Press Release

ITEM 5. Other Events and Required FD Disclosure

     On November 6, 2003, Digital Recorders, Inc. (the “Company”) closed the sale of 300 shares of Series F Convertible Preferred Stock (“Series F Stock”) to Dolphin Offshore Partners, L.P. (“Dolphin”) for a purchase price of $1.5 million. The Series F Stock is convertible at any time into shares of the Company’s common stock at a conversion price of $2.35 per share of common stock, subject to certain adjustments, which was the market price of the Company’s common stock at the time the parties reached agreement on terms. Prior to conversion, the Series F Stock votes as a single class with holders of common stock on an as-if-converted basis. The shares are mandatorily convertible into common stock if the Company’s common stock hits certain targeted trading prices or upon the conversion of certain subordinated debentures previously issued by the Company. Dividends are not payable on the Series F Stock for the first five years after issuance. If certain trading price targets are not met by the Company’s common stock within five years after issuance, the conversion price will be reduced and dividends will thereafter begin to accrue and be payable quarterly on the Series F Stock at the rate of 10 percent per annum on the liquidation value (initially, $1.5 million, or $5,000 per share). Series F Stock is not redeemable at the option of holder, and is redeemable by the Company only if and when dividends begin to accrue. In connection with the sale of the Series F Stock to Dolphin, the Company issued warrants (the “Dolphin Warrants”) to Dolphin to purchase 319,149 shares of the Company’s common stock at an exercise price of $3.00 per share, subject to certain adjustments. The Dolphin Warrants are exercisable at any time for a period of seven years after issuance.

     The Company also reported that it has sold additional shares of its Series E Redeemable Nonvoting Convertible Preferred Stock (“Series E Stock”) in an ongoing private placement. Since the Company commenced that private placement in the second quarter of 2003, a total of 358 shares have been sold to 24 private investors for an aggregate purchase price of $1.79 million and are currently outstanding. The Series E Stock is convertible at any time into shares of the Company’s common stock at a conversion price of $3.00 per share of common stock, subject to certain adjustments, and, prior to conversion, does not entitle the holders to any voting rights, except as may be required by law. The Company does not have the right to require conversion. Holders of Series E Stock are entitled to receive cumulative quarterly dividends when, as and if declared by the Board of Directors, at the rate of 7 percent per annum on the liquidation value of $5,000 per share. Series E Stock is redeemable at the option of the Company at any time, in whole or in part, at a redemption price equal to the liquidation value plus accrued and unpaid dividends. Holders of Series E Stock do not have the right to require redemption.

     The Series E Stock and the Series F Stock have equal priority with respect to liquidation, and shares of both series rank prior to the Company’s outstanding shares of Series AAA Preferred Stock and common stock.

     The aggregate proceeds from the sales of Series E Stock and Series F Stock of $3.29 million, after payment of offering expenses in the approximate amount of $300,000, have been or are expected to be used for general working capital purposes.

     Neither the Series E Stock nor the Series F Stock has been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration. In connection with the sale of the Series F Stock to Dolphin, the Company granted certain registration rights to Dolphin with respect to the shares of common stock underlying the Series F Stock and the Dolphin Warrants. If the Company were to fail to comply with certain requirements relating to those registration rights, the conversion price of the Series F Stock and the exercise price of the Dolphin Warrants would be reduced by certain specified percentages.

     In connection with the sale of 50 shares of the Series E Stock to certain funds affiliated with Renaissance Capital Group, the Company agreed to amend an existing Convertible Loan Agreement dated June 22, 2001, as previously amended on July 31, 2002, to cause such shares to be subject to the registration rights of such funds under that agreement.

     Also on November 6, 2003, the Company entered into a Loan and Security Agreement with LaSalle Business Credit, LLC, pursuant to which the Company received a three-year senior secured $10 million revolving credit facility (the “New Credit Facility”). Borrowings under the New Credit Facility will bear interest at rates related to LaSalle’s prime rate and will be secured by substantially all of the assets of the Company’s domestic operations. The Company has used proceeds in the amount of $3,584,070 under the New Credit Facility to fully retire the outstanding debt under its prior senior line of credit with Guaranty Business Credit Corporation, which line of credit has been terminated. At November 6, 2003, available borrowings based on the value of eligible collateral consisting of trade accounts receivable and inventories were $5,202,859. Given the amount used to pay off the debt under the prior facility, the New Credit Facility resulted in additional borrowing availability of $1,518,789. Available borrowings under the New Credit Facility will be used for acquisitions, working capital and general corporate purposes in connection with the Company’s domestic operations.

     A copy of the press release announcing these events is attached as an exhibit to this report and is incorporated herein by reference. Copies of the material documents related to the sales of the Series E Stock and Series F Stock and the New Credit Facility also are attached as exhibits to this report and are incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

3.1	Articles of Amendment to Articles of Incorporation containing Certificate of Designation of Series E Redeemable Nonvoting Convertible Preferred Stock of Digital Recorders, Inc.

3.2	Articles of Amendment to Articles of Incorporation containing Certificate of Designation of Series F Convertible Preferred Stock of Digital Recorders, Inc.

10.1	Share Purchase Agreement dated as of October 13, 2003, by and between Dolphin Offshore Partners, L.P. and Digital Recorders, Inc.

10.2	Stock Purchase Warrant dated as of October 13, 2003, issued by Digital Recorders, Inc. to Dolphin Offshore Partners, L.P.

10.3	Registration Rights Agreement dated as of October 13, 2003, by and between Dolphin Offshore Partners, L.P. and Digital Recorders, Inc.

10.4	Securities Purchase Agreement dated as of November 5, 2003, by and between BFSUS Special Opportunities Trust PLC and Renaissance U.S. Growth & Investment Trust PLC, as purchasers, and Digital Recorders, Inc.

10.5	Loan and Security Agreement dated as of November 6, 2003, by and between LaSalle Business Credit, LLC, as lender, and Digital Recorders, Inc., as borrower.

99.1	Press release dated November 11, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, this 12th day of November, 2003.

DIGITAL RECORDERS, INC

By:	/s/ David L. Turney

David L. Turney
CHAIRMAN, CHIEF EXECUTIVE OFFICER
AND PRESIDENT

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Amendment to Articles of Incorporation containing Certificate of Designation of Series E Redeemable Nonvoting Convertible Preferred Stock of Digital Recorders, Inc.

3.2	Articles of Amendment to Articles of Incorporation containing Certificate of Designation of Series F Convertible Preferred Stock of Digital Recorders, Inc.

10.1	Share Purchase Agreement dated as of October 13, 2003, by and between Dolphin Offshore Partners, L.P. and Digital Recorders, Inc.

10.2	Stock Purchase Warrant dated as of October 13, 2003, issued by Digital Recorders, Inc. to Dolphin Offshore Partners, L.P.

10.3	Registration Rights Agreement dated as of October 13, 2003, by and between Dolphin Offshore Partners, L.P. and Digital Recorders, Inc.

10.4	Securities Purchase Agreement dated as of November 5, 2003, by and between BFSUS Special Opportunities Trust PLC and Renaissance U.S. Growth & Investment Trust PLC, as purchasers, and Digital Recorders, Inc.

10.5	Loan and Security Agreement dated as of November 6, 2003, by and between LaSalle Business Credit, LLC, as lender, and Digital Recorders, Inc., as borrower.

99.1	Press release dated November 11, 2003.